SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2004

AFG Investment Trust D
(Exact name of registrant as specified in its charter)

Delaware       0-25648       04-3157233
(State or other jurisdiction   (Commission   (IRS Employer
of incorporation)   File Number)   Identification No.)

1050 Waltham Street Lexington, MA 02421
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code (781) 676-0009

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

On August 5, 2004, AFG Investment Trust D (the “Trust”) sold its membership interest in MILPI Holdings, LLC pursuant to the terms of a certain Membership Interest Purchase Agreement dated as of August 5, 2004 by and among PLM MILPI Holdings LLC, as purchaser and each of the Trust and AFG Investment Trust C, as sellers, such sale having been approved pursuant to the proxy statement and shareholder vote. The Trust’s membership interest was purchased for $8.3 million in cash. PLM MILPI Holdings LLC is a Delaware limited liability company owned and controlled by Gary D. Engle and James A. Coyne, who are the President and Executive Vice President, respectively, of the managing trustee of the Trust.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   August 5, 2004              AFG INVESTMENT TRUST D
         By: AFG ASIT Corporation, as Managing Trustee

    By:  /s/ Richard K Brock
      Name: Richard K Brock
      Title: Chief Financial Officer